Exhibit 99.1

NEWS RELEASE

For Immediate Release	Investors:	Media:
	Bill Marshall	Scott Golden
	VP, Investor Relations	Director, Communications & Engagement
	804-287-8108	804-484-7873
	Bill.Marshall@pfgc.com	Scott.Golden@pfgc.com

Performance Food Group Company to Participate in 2023 ICR

Conference; Reports Preliminary Fiscal Second Quarter of 2023

Financial Results; Increases Fiscal 2023 Adjusted EBITDA Outlook

RICHMOND, Va. – January 9, 2023 – Performance Food Group Company (PFG) (NYSE: PFGC) is participating in the 2023 ICR Conference today, as previously announced. Ahead of the conference, PFG is announcing preliminary fiscal second quarter of 2023 financial results and is increasing its financial outlook for the full fiscal year 2023.

PFG will webcast its fireside chat live today, January 9, 2023, at 12:30 p.m. ET. The live webcast will be available in listen-only mode on investors.pfgc.com.

Preliminary Fiscal Second Quarter of 2023 Financial Results

For the fiscal second quarter of 2023, PFG expects: net sales to be approximately $13.9 billion; and Adjusted EBITDA1 to be at least $290 million compared to its previously announced expectation for a range of $260 million to $280 million.

Full Fiscal Year 2023 Outlook

For the full fiscal year 2023, PFG continues to expect net sales to be in a range of $57 billion to $59 billion. For the full fiscal year 2023, PFG now expects Adjusted EBITDA to be in a range of $1.25 billion to $1.35 billion compared to the prior expectation for a range of $1.23 billion to $1.33 billion.

PFG’s Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, but are not limited to, non-cash items, restructuring charges, certain tax items, and charges associated with non-recurring professional and legal fees associated with acquisitions. PFG’s management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict and may be highly variable. As a result, PFG does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook. Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to PFG’s outlook.

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This press release includes Adjusted EBITDA, which is not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”) and should not be considered in isolation or a substitute for measures prepared in accordance with GAAP. PFG uses Adjusted EBITDA to evaluate the performance of its business on a consistent basis over time and believes this measure is a useful metric to assess core operating performance. Please see the “Full Fiscal Year 2023 Outlook” and “Preliminary Financial Data” sections of this release for further discussion on Adjusted EBITDA.

Preliminary Financial Data

The preliminary financial results disclosed in this release are PFG’s preliminary estimates of certain financial results for the fiscal second quarter of 2023, which are based on currently available information. PFG has not yet finalized its results for this period and its consolidated financial statements as of and for the quarter ended December 31, 2022 are not currently available. The Company’s actual results remain subject to the completion of the quarter-end closing process, which includes review by management and PFG’s board of directors, including the audit committee. While carrying out such procedures, PFG may identify items that require it to make adjustments to the preliminary estimates of its results set forth therein. As a result, PFG’s actual results could be different from those set forth therein and the differences could be material. Therefore, a reader should not place undue reliance on these preliminary estimates of PFG’s results, which may differ from PFG’s actual reported results. The preliminary estimates of PFG’s results included herein have been prepared by, and are the responsibility of, PFG’s management. PFG’s independent registered public accounting firm has not audited, reviewed or compiled such preliminary estimates of PFG’s results. Accordingly, Deloitte & Touche LLP expresses no opinion or any other form of assurance with respect thereto. The preliminary estimates of certain financial results presented herein do not represent a comprehensive statement of PFG’s financial results and should not be considered as final or as a substitute for the information to be filed with the SEC in PFG’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 once it becomes available.

Consistent with historical treatment, PFG’s estimate with respect to Adjusted EBITDA excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, but are not limited to, non-cash items, restructuring charges, certain tax items, and charges associated with non-recurring professional and legal fees associated with acquisitions. In addition, for the fiscal quarter ended December 31, 2022, PFG’s management has not yet completed its closing procedures and cannot estimate the impact of certain of these income and expense items on its net income, which could be significant, and may be highly variable. As a result, PFG does not provide a reconciliation to the closest corresponding GAAP financial measure for its estimate of Adjusted EBITDA for the fiscal quarter ended December 31, 2022.

About Performance Food Group Company

Performance Food Group is an industry leader and one of the largest food and foodservice distribution companies in North America with more than 150 locations. Founded and headquartered in Richmond, Virginia, PFG and our family of companies market and deliver quality food and related products to over 300,000 locations including independent and chain restaurants; businesses, schools and healthcare facilities; vending and office coffee service distributors; and big box retailers, theaters and convenience stores. PFG’s success as a Fortune 200 company is achieved through our more than 35,000 dedicated associates committed to building strong relationships with the valued customers, suppliers and communities we serve. To learn more about PFG, including how you can join our team, visit pfgc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, integration of our acquisition of Core-Mark Holding Company, Inc. (“Core-Mark”) and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties. The following factors, in addition to those discussed under the section entitled Item 1A. Risk Factors in PFG’s Annual Report on Form 10-K for the fiscal year ended July 2, 2022 filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, could cause actual future results to differ materially from those expressed in any forward-looking statements:

•	economic factors, including inflation, or other adverse changes such as a downturn in economic conditions, negatively affecting consumer confidence and discretionary spending;

•	costs and risks associated with a potential cybersecurity incident or other technology disruption;

•	our reliance on technology and risks associated with disruption or delay in implementation of new technology;

•	competition in our industry is intense, and we may not be able to compete successfully;

•	the effects of health epidemics, including the ongoing impact of the COVID-19 pandemic;

•	we operate in a low margin industry, which could increase the volatility of our results of operations;

•	we may not realize anticipated benefits from our operating cost reduction and productivity improvement efforts;

•	our profitability is directly affected by cost inflation and deflation and other factors;

•	we do not have long-term contracts with certain of our customers;

•	group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;

•	changes in eating habits of consumers;

•	extreme weather conditions, including hurricane, earthquake and natural disaster damage;

•	our reliance on third-party suppliers;

•	labor relations and cost risks and availability of qualified labor;

•	volatility of fuel and other transportation costs;

•	our inability to adjust cost structure where one or more of our competitors successfully implement lower costs;

•	our inability to increase our sales in the highest margin portion of our business;

•	changes in pricing practices of our suppliers;

•	our growth strategy may not achieve the anticipated results;

•	risks relating to acquisitions, including the risk that we are not able to realize benefits of acquisitions or successfully integrate the businesses we acquire;

•	environmental, health, and safety costs, including compliance with current and future environmental laws and regulations relating to carbon emissions and the effects of global warming;

•	our inability to comply with requirements imposed by applicable law or government regulations, including increased regulation of electronic cigarette and other alternative nicotine products;

•	a portion of our sales volume is dependent upon the distribution of cigarettes and other tobacco products, sales of which are generally declining;

•	if products we distribute are alleged to cause injury or illness or fail to comply with governmental regulations, we may need to recall our products and may experience product liability claims;

•	product liability claims relating to the products we distribute and other litigation;

•	adverse judgements or settlements or unexpected outcomes in legal proceedings;

•	negative media exposure and other events that damage our reputation;

•	decrease in earnings from amortization charges associated with acquisitions;

•	impact of uncollectibility of accounts receivable;

•	increase in excise taxes or reduction in credit terms by taxing jurisdictions;

•	the cost and adequacy of insurance coverage and increases in the number or severity of insurance and claims expenses;

•	risks relating to our substantial outstanding indebtedness;

•	our ability to raise additional capital on commercially reasonable terms or at all; and

•	risks related to the integration of Core-Mark, including:

•	the possibility that the expected synergies and value creation from the acquisition will not be realized or will not be realized within the expected time period; and

•	the risk that unexpected costs will be incurred in connection with the integration of Core-Mark or that the integration of Core-Mark will be more difficult or time consuming than expected.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any forward-looking statement, including any contained herein, speaks only as of the time of this release or as of the date they were made and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this release or our statement, as applicable, that may affect the accuracy of any forward-looking statement, except as required by law.

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